                                 LYDALL, INC.
                                 Exhibit 11.1


        Schedule of Computation of Weighted Average Shares Outstanding



                               Three Months      Six Months
                                   Ended           Ended
                                  June 30,        June 30,
                               -------------    ------------
                                1997    1996    1997    1996
                                ----    ----    ----    ----
                               (Unaudited)     (Unaudited)
Primary
-------
Weighted average number
 of common shares             16,713  17,098  16,882  17,184

Additional shares assuming
 conversion of stock
 options and warrants            592     983     679   1,011
                              ------  ------  ------  ------

Weighted average common
 shares and equivalents
 outstanding                  17,305  18,081  17,561  18,195
                              ======  ======  ======  ======

Fully Diluted
-------------

Weighted average number
 of common shares             16,713  17,098  16,882  17,184

Additional shares assuming
 conversion of stock
 options and warrants            593     983     677   1,030
                              ------  ------  ------  ------
Weighted average common
 shares and equivalents
 outstanding                  17,306  18,081  17,559  18,214
                              ======  ======  ======  ======
